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                                                                EXHIBIT 23.1


                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-54994) pertaining to the 1988, 1989, 1990, 1991 and 1992 Stock
Option Plans of Escalon Medical Corp., the Registration Statement (Form S-8 No. 33-80162) pertaining to the 1993 Stock Option Plan of Escalon Medical Corp. and the related Prospectus of our report dated August 16, 1996, with respect to the financial statements of Escalon Medical Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1996.



                                                Ernst & Young LLP


Princeton, New Jersey
September 25, 1996